UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2018

Dell Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37867	80-0890963
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Dell Way Round Rock, Texas	78682
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 289-3355

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously announced, a special meeting (the “Special Meeting”) of stockholders of Dell Technologies Inc. (the “Company”) was held on December 11, 2018, at which the Company’s stockholders voted on the proposals set forth below relating to the Company’s previously announced transaction (the “Class V transaction”) in which holders of shares of Class V common stock of the Company may elect to receive in exchange for each share of Class V common stock either (i) such number of shares of Class C common stock of the Company as determined by the application of the exchange ratio, which will be between 1.5043 and 1.8130, or (ii) $120.00 in cash, without interest, subject to a cap of $14 billion on the aggregate amount of cash consideration. The terms of the Class V transaction and the related proposals are described in more detail in the Company’s definitive proxy statement/prospectus, dated October 19, 2018, which forms a part of a registration statement on Form S-4, as amended (File No. 333-226618), as supplemented by a supplement thereto, dated November 26, 2018, in each case filed by the Company with the Securities and Exchange Commission.

As of the close of business on October 18, 2018, the record date for the Special Meeting (the “Record Date”), an aggregate of 768,371,322 shares of the Company’s common stock were outstanding and entitled to vote at the Special Meeting, consisting of 409,538,423 shares of Class A common stock, 136,986,858 shares of Class B common stock, 22,489,450 shares of Class C common stock and 199,356,591 shares of Class V common stock.

Each of Proposal 1 and Proposal 2 described below requires, among other votes, the affirmative vote of holders of record of a majority of the outstanding shares of Class V common stock (excluding shares held by affiliates of the Company), voting as a separate class. As of the close of business on the Record Date, there were approximately 199,323,067 outstanding shares of Class V common stock, or approximately 99.9% of all outstanding shares of Class V common stock, that were not held by affiliates of the Company. The remaining 0.1%, or approximately 33,524 outstanding shares of Class V common stock, were held by our directors and executive officers and are excluded from the results for Proposal 1 and Proposal 2 set forth below with respect to the votes of holders of the outstanding shares of Class V common stock, voting as a separate class.

Each share of Class A common stock and each share of Class B common stock is entitled to ten votes per share. Each share of Class C common stock and each share of Class V common stock is entitled to one vote per share.

At the Special Meeting, there were present, in person or by proxy, holders of an aggregate of 685,412,292 shares of the Company’s common stock (representing 98.2% of the total voting power of the outstanding shares of the Company’s common stock entitled to vote at the Special Meeting), consisting of 407,280,956 shares of Class A common stock (representing 99.5% of the voting power of the outstanding shares of Class A common stock entitled to vote at the Special Meeting), 136,986,858 shares of Class B common stock (representing 100.0% of the voting power of the outstanding shares of Class B common stock entitled to vote at the Special Meeting), 3,024,959 shares of Class C common stock (representing 13.5% of the voting power of the outstanding shares of Class C common stock entitled to vote at the Special Meeting) and 138,119,519 shares of Class V common stock (representing 69.3% of the voting power of the outstanding shares of Class V common stock entitled to vote at the Special Meeting).

The final voting results with respect to each proposal voted upon at the Special Meeting are set forth below.

Proposal 1	A proposal to adopt the Agreement and Plan of Merger, between the Company and Teton Merger Sub Inc., dated as of July 1, 2018, as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated as of November 14, 2018 (the “amended merger agreement”), pursuant to which Teton Merger Sub Inc. will be merged with and into the Company, and the Company will continue as the surviving corporation, was approved as set forth below.

The holders of the outstanding shares of Class V common stock (excluding shares held by affiliates of the Company), voting as a separate class, approved the proposal to adopt the amended merger agreement, based on the following numbers of votes:

For	Against	Abstain
123,363,766	8,433,688	6,288,611

The holders of the outstanding shares of Class A common stock, voting as a separate class, approved the proposal to adopt the amended merger agreement, based on the following numbers of votes:

For	Against	Abstain
4,072,809,561	0	0

The holders of the outstanding shares of Class B common stock, voting as a separate class, approved the proposal to adopt the amended merger agreement, based on the following numbers of votes:

For	Against	Abstain
1,369,868,582	0	0

The holders of the outstanding shares of Class V common stock, Class A common stock, Class B common stock and Class C common stock, voting together as a single class, approved the proposal to adopt the amended merger agreement, based on the following numbers of votes:

For	Against	Abstain
5,569,100,323	8,433,688	6,288,611

Proposal 2	A proposal to adopt the Fifth Amended and Restated Certificate of Incorporation of the Company (the “amended and restated Company certificate”) was approved as set forth below.

The holders of the outstanding shares of Class V common stock (excluding shares held by affiliates of the Company), voting as a separate class, approved the proposal to adopt the amended and restated Company certificate, based on the following numbers of votes:

For	Against	Abstain
126,039,465	5,743,844	6,302,756

The holders of the outstanding shares of Class A common stock, voting as a separate class, approved the proposal to adopt the amended and restated Company certificate, based on the following numbers of votes:

For	Against	Abstain
4,072,809,561	0	0

The holders of the outstanding shares of Class B common stock, voting as a separate class, approved the proposal to adopt the amended and restated Company certificate, based on the following numbers of votes:

For	Against	Abstain
1,369,868,582	0	0

The holders of the outstanding shares of Class V common stock, Class A common stock, Class B common stock and Class C common stock, voting together as a single class, approved the proposal to adopt the amended and restated Company certificate, based on the following numbers of votes:

For	Against	Abstain
5,571,776,022	5,743,844	6,302,756

Proposal 3	A proposal to approve, on a non-binding, advisory basis, compensation arrangements with respect to the named executive officers of the Company related to the Class V transaction was approved as set forth below:

The holders of the outstanding shares of Class V common stock, Class A common stock, Class B common stock and Class C common stock, voting together as a single class, approved, on a non-binding, advisory basis, the proposal relating to the compensation arrangements with respect to the named executive officers of the Company related to the Class V transaction based on the following numbers of votes:

For	Against	Abstain
5,490,216,602	87,174,380	6,431,640

Proposal 4	A proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the adoption of the amended merger agreement or the amended and restated Company certificate.

The adjournment proposal was not called to vote because there were sufficient votes at the time of the Special Meeting to approve the adoption of the amended merger agreement and the amended and restated Company certificate.

There were no broker non-votes with respect to any of the proposals.

Item 8.01	Other Events.

On December 11, 2018, the Company issued a press release announcing the results of the stockholder vote at the Special Meeting and providing information regarding the election deadline for the holders of Class V common stock to elect the form of consideration they wish to receive in the Class V transaction. Pursuant to the terms of the amended merger agreement, the election deadline will be 5:30 p.m., New York City time, on December 21, 2018. The closing of the Class V transaction is anticipated to occur on December 28, 2018, subject to the satisfaction or (to the extent legally permitted) waiver of the conditions set forth in the amended merger agreement, and shares of Class C common stock of the Company are expected to begin trading on the New York Stock Exchange on the same day. The full text of the press release, a copy of which is attached hereto as Exhibit 99.1, is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following document is herewith filed as an exhibit to this report:

Exhibit No.	Exhibit Description

99.1	Press Release of Dell Technologies Inc. dated December 11, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2018	Dell Technologies Inc.

	By:	/s/ Janet Bawcom
Janet Bawcom Senior Vice President and Assistant Secretary (Duly Authorized Officer)